Calculation of Filing Fee Tables
S-3
ONEOK INC /NEW/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(a)	675,337	$ 87.56	$ 59,132,507.72	0.0001381	$ 8,166.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Equity	415(a)(6)	4,324,663		$ 261,804,286.36			S-3	333-272784	06/20/2023	$ 28,850.83
			Total Offering Amounts:				$ 320,936,794.08		$ 8,166.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,166.20
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of common stock of ONEOK, Inc. as reported on the New York Stock Exchange on June 15, 2026, which was $87.56 per share. (3) Pursuant to Rule 415(a)(6), this registration statement carries over 4,324,663 unsold shares of common stock of the 5,000,000 shares of common stock previously registered on the Registration Statement noted above (the "2023 Registration Statement"). As a result, the offering of unsold securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of the registration statement on Form S-3ASR to which this Exhibit relates.

[2]	(3) Pursuant to Rule 415(a)(6), this registration statement carries over 4,324,663 unsold shares of common stock of the 5,000,000 shares of common stock previously registered on the Registration Statement noted above (the "2023 Registration Statement"). As a result, the offering of unsold securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of the registration statement on Form S-3ASR to which this Exhibit relates.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date